EXHIBIT 24.3


                     INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Southern National Corporation

We consent to the incorporation by reference in the registration statement on Form S-8 filed by Southern National Corporation of our report on the consolidated financial statements of The First Savings Bank, FSB as of June 30, 1992 and 1991 and for each of the years in the three year period ended June 30, 1992, which report is included in the Form 8-K filed by Southern National Corporation on August 5, 1993.

                                   (signature of KPMG Peat Marwick)
                                   KPMG Peat Marwick

Greenville, South Carolina
February 17, 1994